EXHIBIT 23.3
                                                                    ------------



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 19, 2002 on the financial statements of RxBazaar, Inc., and to the use of our report dated June 29, 2001 on the financial statements of FPP Distribution, Inc., in Post-Effective Amendment No. 4 to the Registration Statement (Form SB-2 No. 333-39044) and related Prospectus of SB Merger Corp.


                                                     /s/ WOLF & COMPANY, P.C.





Boston, Massachusetts
June 21, 2002